SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1 , 2004

GLOBAL PRECISION MEDICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

WYOMING	0-30330	98-0418148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer (Identification No.)

P.O. Box 1609, 12406 Wright Avenue, Summerland, British Columbia, Canada

V0H 1Z0

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: 250-404-0310

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.

OTHER EVENTS

In a press release dated

June 10, 2004, the Registrant announced the issuance of up to 2,500,000 shares to raise $125,000 by way of a private placement. The proceeds will be used for the Registrant’s filings and patent applications for the URO-Stent to preserve the Registrant’s rights under the Licence and Joint Product Development Agreement with GMS.

Effective June 1, 2004, Michel Coderre resigned from the Board of Directors and as Chairman and President

See also Exhibit 99.1 to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL PRECISION MEDICAL INC.

(Registrant)

Date: June 10 , 2004

By

/s/ Linda Holmes

Linda Holmes, Corporate Secretary